	As filed with the Securities and Exchange Commission on January 23, 2007 Registration No. 333-
	UNITED STATES SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549
	POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 ON FORM S-1
	REGISTRATION STATEMENT
	Under The Securities Act of 1933

	hi/fn, inc.
	(Exact name of Registrant as specified in its charter)
Delaware	3674	77-0732700
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	750 University Avenue Los Gatos, California 95032 (408) 399-3500
	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
	Albert E. Sisto Interim Chief Executive Officer and Chairman of the Board hi/fn, inc. 750 University Avenue Los Gatos, California 95032 (408) 399-3500
	(Name, address, including zip code, and telephone number, including area code, of agent for service)
	Copies to:
	Steven E. Bochner, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 (650) 493-9300

	Approximate date of commencement of proposed sale to the public: Not Applicable
	If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

DEREGISTRATION OF SECURITIES

On March 5, 2004, hi/fn, inc. (the “Company”) filed a registration statement on Form S-3 (No. 333-113346) (the “Registration Statement”) which registered for resale from time to time up to 2,200,000 shares of the Company’s common stock issued to the selling stockholders identified in the Registration Statement. The Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) on April 9, 2004.

Based on the records of the Company’s transfer agent, of the 2,200,000 shares registered under the Registration Statement, the selling stockholders resold an aggregate of 2,142,500 shares under the Registration Statement or Rule 144 of the Securities Act of 1933, as amended.

In accordance with the undertaking contained in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K, the Company respectfully requests that the Commission remove from registration a total of 57,500 shares of its common stock that remain unsold under the Registration Statement. The Company is requesting the removal from registration of these shares as its obligation to maintain the effectiveness of the Registration Statement pursuant to the Securities Purchase Agreement dated February 6, 2004 among the Company and the selling stockholders has expired.

Accordingly, the Company hereby de-registers 57,500 shares of its common stock registered pursuant to the Registration Statement remaining unsold thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on January 23, 2007.

hi/fn, inc.

By:	/s/ William R. Walker
William R. Walker
Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
*	Interim Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	January 23, 2007
Albert E. Sisto
/s/ William R. Walker	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	January 23, 2007
William R. Walker
*	Chief Scientist and Director	January 23, 2007
Douglas L. Whiting
Director
Dennis DeCoste
*	Director	January 23, 2007
Taher Elgamal
*	Director	January 23, 2007
Robert W. Johnson
Director
Thomas Lawrence

By:	/s/ William R. Walker
William R. Walker
Attorney-in-fact